                                  EXHIBIT 4.2


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          AGREEMENT, dated as of the 12th day of June, 1996, between each of the Investors listed on Schedule A hereto (a "Holder" or the "Holders") and Carver Corporation, a Washington corporation, having its principal place of business at 20121 48th Avenue West, Lynnwood, Washington 98036 (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company an aggregate of up to 1,411,764 shares of Series A Cumulative Convertible Preferred Stock of the Company, $.01 par value ( the "Preferred Stock") or receiving warrants (the "Warrants") to purchase up to 300,000 shares (the "Warrant Shares") of common stock, $.01 par value, of the Company ("Common Stock") upon the terms set forth in the Series A Preferred Stock Purchase Agreement by and between the Company and the Holders dated June 12, 1996 (the "Purchase Contract"); and

          WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock to be issued to the Holders upon the (i) conversion of the Preferred Stock and
     (ii) issuance of the shares of Common Stock underlying the Warrants;

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          1.   Registration Rights.
               -------------------

               (a)  Registration Under the Securities Act of 1933.  None of the
                    ---------------------------------------------
     Warrants, the Warrant Shares, the Preferred Stock or the Common Stock to be issued upon conversion of the shares of Preferred Stock (the "Conversion Shares") have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

               (b)  Registrable Securities.  As used herein, the term
                    ----------------------
     "Registrable Security" means the Warrant Shares, the Conversion Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Registrable Securities; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, (iii) it has ceased to be outstanding or (iv) it is no longer beneficially owned by a Holder or a permitted transferee of the rights of a Holder pursuant to Section 9 of this Agreement. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or


                              Page 50 of 74 Pages
     other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

               (c)  Piggyback Registration.  (i)  If, at any time during the ten
                    ----------------------
     years following the date of this Agreement, the Company proposes to prepare and file one or more registration statements under the Act to register any shares of Common Stock on a registration form that may be used for registration of Registrable Shares (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section 1, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to each Holder. Upon the written request of any Holder (a "Requesting Holder"), made within twenty (20) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall use its reasonable best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holder provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register.

               (ii) If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holder and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by the Requesting Holder pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holder) as the original number of Registrable Securities proposed to be sold by the Requesting Holder bears to the total original number of securities proposed to be offered by the Requesting Holder and the other selling security holders.

               (iv) Notwithstanding the provisions of this Section 1(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 1(c) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.


                              Page 51 of 74 Pages

               (d)  Demand Registration. At any time during a period of five
                    -------------------
     years from the date of this Agreement, Holders owning more than 50% of the aggregate Registrable Securities then outstanding shall have the right (which right is in addition to the piggyback registration rights provided for under Section 1(c) hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") no more than on two occasions, according to the expense - sharing arrangements described at Section 2(b) below, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Holders), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holder provided, however,
                                                          --------  -------
     that the Company shall not be required to effect a Registration pursuant to this Section 1(d) unless at least 500,000 shares of the Registrable Securities are proposed to be sold in such registration (as adjusted for any stock split, stock dividend or similar change in the Common Stock).
     The Company shall not be required to maintain the effectiveness of any such registration for greater than six months. The form on which such registration shall be filed shall be determined by the Company from among the forms then available to it under the Act for such registration.

               (e) In addition to the rights set forth in Section 1(c) above, at any time prior to the tenth anniversary of the date of this Agreement, one or more Holders holding at least 50% of the Registrable Securities then outstanding ("Initiating Holders") may make written demand for registration of Registrable Shares under the Securities Act on Form S-3 (an "S-3 Demand Notice") on an unlimited number of occasions, provided that the Registrable Shares requested to be registered in any such Form S-3 registration statement have an aggregate fair market value at the date of delivery to the Company of the S-3 Demand Notice of at least $250,000 and provided, further, that the Company is then eligible to use Form S-3 for registration and public sale of the Registrable Securities.

               (f) Notwithstanding the foregoing, the Company may delay filing a registration statement and may withhold efforts to cause the registration statement to become or remain effective, if the Company determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's shareholders. Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to defer filing or effectiveness of or to update a registration pursuant to a Demand Registration Request for more than one hundred eighty (180) consecutive days.

          2.   Covenants of the Company With Respect to Registration.  The
               -----------------------------------------------------
     Company covenants and agrees as follows:

               (a) In connection with any registration under Section 1(d) hereof, the Company shall use its best efforts to file the Registration Statement as expeditiously as possible, but in any event no later than forty-five (45) days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statement



                              Page 52 of 74 Pages
     declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

               (b) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Sections 1(c), 1(d) and 1(e) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the expenses paid by the Company in connection with the exercise of rights to registration pursuant to Section 1(e) above shall be limited to those usual and customary expenses associated with a non-underwritten offering. However, each Holder shall be solely responsible for the fees of any counsel retained by him or her in connection with such registration and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by him or her pursuant to Section 1(c) hereof.

               (c) The Company shall indemnify and hold harmless each Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by a Holder or underwriter expressly for use therein; which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Act and each officer, director, employee and agent of such underwriter. The Holder and any such underwriter and other person, shall be obligated to indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter or other person expressly for use therein.

               (d) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate


                              Page 53 of 74 Pages
     to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

               (e) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise the Warrants or convert the Preferred Stock prior to the initial filing of any registration statement or the effectiveness thereof.

               (f) If the Company shall fail to comply with the provisions of this Agreement, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, requesting registration of their Registrable Securities.

               (g) Except as set forth in Section 2(j), the Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to
     Section 1(d) hereof, or permit any other registration statement to be or remain effective during the effectiveness of a Registration Statement filed pursuant to Section 1(d) hereof, without the prior written consent of the Holders of a majority of the Registrable Securities held by Holders who initiated the Demand Registration Request, which consent shall not be unreasonably withheld.

               (h) The Company shall deliver promptly to the Holder of Registrable Securities participating in the offering in which the Holder's shares are being registered pursuant to Section 1(c) or 1(d) hereof and requesting the correspondence and memoranda described in this Section 2(i) and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit the Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as the Holder of Registrable Securities or underwriter shall reasonably request.

               (i) Upon the written request therefor by the Holder, the Company shall include in the Registration Statement covering any of the Registrable Securities any other shares of Common Stock held by the Holder as of the date of filing of such Registration Statement, provided that such Holder pays the incremental costs associated with registration of such additional shares.

          3.   Additional Terms.  The following provisions shall be applicable
               ----------------
     to any Registration Statement filed pursuant to Section 1 of this
     Agreement:


                              Page 54 of 74 Pages

               (a) The Company will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as possible and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to a public offering, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of his or her Registrable Securities. The Company will use its reasonable efforts to qualify the Registrable Securities for sale in such states as the Holder of Registrable Securities shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request.

               (b) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell his or her Registrable Securities.

               (c) The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of his or her Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

               (d) If the Company fails to keep the Registration Statement continuously effective, for the time period required by Section 1(d) hereof, then the Company shall, promptly upon the request of the Holders of more than 50% of the then-unsold Registrable Securities, update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

          4.   Amendment or Waiver.  The provisions of this Agreement may be
               -------------------
     amended at any time and from time to time, and particular provisions of this Agreement may be waived, with an agreement or consent in writing, executed in one or more counterparts, signed by the Company and by Holders holding not less than a majority of the Registrable Securities outstanding and held by Holders as of the date of such amendment or waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding on the Company and all Holders.

          5.   Entire Agreement.  This Agreement constitutes the entire
               ----------------
     agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior


                              Page 55 of 74 Pages
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     agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          6.   Execution in Counterparts.  This Agreement may be executed in one
               -------------------------
     or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          7.   Notices.  All notices, requests, demands or other communications
               -------
     required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), four days after being mailed by United States first-class mail, postage prepaid and return receipt requested, or when delivered by facsimile (if a confirming copy is sent by mail as aforesaid), in each case to the applicable addresses set forth below:

          If to the Holder, to his or her address set forth on the signature page of this Agreement.

          If to the Company, to the address set forth on the first page of this Agreement.

          8.   Binding Effect; Benefits.  A Holder may assign his or her rights
               ------------------------
     hereunder to a transferee or assignee of at least 50,000 Registrable Securities, as adjusted by any stock split, stock dividend or similar change in the Common Stock, provided in any event that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and provided, further, that the transferee or assignee agrees in writing to abide by and assume each and every duty and obligation of a Holder pursuant to this Agreement. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and such permitted assigns, any rights or remedies under or by reason of this Agreement.

          9.   Headings.  The headings contained herein are for the sole purpose
               --------
     of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          10.  Severability.  Any provision of this Agreement which is held by a
               ------------
     court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          11.   Governing Law. This Agreement shall be deemed to be a contract
                -------------
     made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.


                              Page 56 of 74 Pages
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          IN WITNESS WHEREOF, this Registration Rights Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                  CARVER CORPORATION


                                  By: /s/ Stephen M. Williams
                                     -------------------------------
                                  Name:  Stephen M. Williams
                                  Title:  President


                                  INVESTORS:

                                  RENWICK SPECIAL SITUATIONS, L.P.



                                  By: /s/ Raj K. Bhalia
                                     -------------------------------
                                  Name:  Raj K. Bhalia
                                  Title:  General Partner


                                  RENWICK ALPHA FUND, L.P.



                                  By: /s/ Raj K. Bhalia
                                     -------------------------------
                                  Name:  Raj K. Bhalia
                                  Title:  General Partner


                                  RENWICK CAPITAL MANAGEMENT, INC.


                                  By: /s/ Raj K. Bhalia
                                     -------------------------------
                                  Name:  Raj K. Bhalia
                                  Title:  Co-President


                              Page 57 of 74 Pages

                                   SCHEDULE A



     Renwick Special Situations, L.P.
     900 Third Avenue - 27th Floor
     New York, New York 10022

     Renwick Alpha Fund, L.P.
     900 Third Avenue - 27th Floor
     New York, New York 10022

     Renwick Capital Management, Inc.
     900 Third Avenue - 27th Floor
     New York, New York 10022


                              Page 58 of 74 Pages